UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 4, 2019

Date of Report

(Date of earliest event reported)

AMAZON.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22513	91-1646860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 Terry Avenue North, Seattle, Washington 98109-5210

(Address of principal executive offices, including Zip Code)

(206) 266-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 8.01. OTHER EVENTS.	3

SIGNATURES	4

ITEM 8.01. OTHER EVENTS.

On April 4, 2019, Jeffrey P. Bezos informed Amazon.com, Inc. (the “Company”) that following court approval of a divorce decree, shares representing approximately 4.0 percent of the Company’s outstanding common stock will be registered in MacKenzie T. Bezos’ name as separate property (the “Shares”). A petition for divorce was filed on April 4, 2019, and the divorce decree is expected to be issued in approximately 90 days. Mr. Bezos will continue to exercise sole voting authority over the Shares (together with any additional shares issued to Ms. Bezos in connection with any stock split, stock dividend, recapitalization, reorganization, or the like) pursuant to a voting agreement and proxy between Mr. and Ms. Bezos, except that any of the Shares that Ms. Bezos sells in the open market or that Ms. Bezos contributes to an organization that qualifies under Section 501  (c) (3) of the Internal Revenue Code with the belief that such organization intends to sell such Shares in the open market will cease to be subject to the voting agreement and proxy. In the event of any other transfer of any of the Shares, Ms. Bezos shall, prior to and as a pre-condition to such transfer, cause the proposed transferee to enter into a voting agreement on the same terms and conditions, including granting a proxy to Mr. Bezos to vote such Shares. Unless otherwise agreed by Mr. Bezos, the voting agreement and proxy will terminate only upon the death or a determination of legal incapacity of Mr. Bezos.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAZON.COM, INC. (REGISTRANT)

By:	/s/ David A. Zapolsky
David A. Zapolsky
Senior Vice President

Dated: April 4, 2019

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